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                                                                    EXHIBIT 10.1

PORTIONS OF THIS DOCUMENT INDICATED BY AN ++ HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT OF SUCH INFORMATION.


                    FOURTH AMENDMENT TO DISTRIBUTOR AGREEMENT

         This Fourth Amendment to Distributor Agreement ("AMENDMENT") is effective as of February 7, 2007 ("EFFECTIVE DATE") and is by and between Nokia Inc. ("NOKIA") and Brightpoint North America L.P. ("BRIGHTPOINT").

         WHEREAS, Nokia and Brightpoint entered into that certain Distributor Agreement dated as of October 29, 2001, as amended by Amendment No. 1 to the Distributor Agreement effective as of December 19, 2002, the Second Amendment to the Distributor Agreement effective as of December 27, 2003, and the Third Amendment to Distributor Agreement effective as of December 31, 2005 (the "AGREEMENT"); and

         WHEREAS, the parties now desire to amend the Agreement as provided in this Amendment;

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto each agrees as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the same meaning given to such terms in the Agreement.

2. Amendments. The Agreement is amended as set forth below. Unless otherwise specified, all section references are to sections of the Agreement, as previously amended.

         (a)      Section 1.3 is amended in its entirety as follows:

                  "1.3 During the period January 1, 2007 through December 31, 2007, BRIGHTPOINT agrees that its minimum purchase goal shall be ++ units of NOKIA Handsets."

         (b)      Section 2.4 is amended in its entirety as follows:

                  "2.4 NOKIA agrees to stock balance any Handset SKU purchased by BRIGHTPOINT on or after the Effective Date of this Fourth Amendment, for which BRIGHTPOINT has ++, provided that BRIGHTPOINT purchased the Handset from NOKIA ++ and further provided that for any inventory ++ the Parties undertake to formulate an action plan ++ to sell the Handset SKUs and in

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                  the event that inventory still exists ++, then NOKIA agrees to stock balance such Handset SKUs. Notwithstanding the foregoing, this Section 2.4 shall not apply to Handset SKUs that are primarily intended for sale into regional carriers (e.g., Handset SKUs other than N-Series devices, Fashion devices, Enterprise devices and Handsets unapproved by US-based carriers or MVNOs) or end of life Handsets, for which NOKIA notifies BRIGHTPOINT, in writing and within seven (7) days after receipt of, but in no case after accepting, BRIGHTPOINT's purchase order, that such Handsets are being sold to BRIGHTPOINT without the benefit of any stock balancing."

         (c)      Section 5.1 is amended in its entirety as follows:

                  "Nokia's ++ of all ++ handsets sold by Brightpoint for its general distribution purposes in the Territory ++ during each calendar month. ++. Furthermore, Brightpoint recognizes the responsibility to assist Nokia in broadening distribution in the Territory and as such shall make all reasonable efforts to ++. For the purposes of this Agreement, (i) "UMTS" shall mean W-CDMA including HSDPA and HSUPA capable handset, (ii) "GSM" shall mean all GSM, GPRS and EDGE capable handsets, and (iii) "CDMA" shall mean CDMA 2000 1x and CDMA 2000 1x EVDO capable handsets."

         (d)      Section 5.3 is amended to in its entirety as follows:

                  "5.3     Intentionally left blank."

         (e)      Section 5.5 is amended to in its entirety as follows:

                  "5.5     Intentionally left blank."

         (f)      Section 5.8. is amended in its entirety as follows:

                  "5.8     Intentionally left blank."

         (g) ATTACHMENT "5" to the Agreement is replaced in its entirety with form of ATTACHMENT 5 attached to this Amendment as EXHIBIT A.

         (h)      ATTACHMENT "6" is amended in its entirety as follows:

                  "Intentionally left blank."

3. Survival; Conflict. All terms and provisions of the Agreement not specifically amended hereby shall remain in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall control.


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment as effective as of the Effective date on the dates set forth below.

Nokia Inc.                                  Brightpoint North America L.P.

                                            By: Brightpoint North America, Inc.,
                                                its general partner


By:    /s/ Timothy P. Eckersley             By:      /s/ J. Mark Howell
   --------------------------------            ---------------------------------
Name:    Timothy P. Eckersley               Name:    J. Mark Howell
     ------------------------------              -------------------------------
Title:   Senior Vice President              Title:   President
      -----------------------------               ------------------------------
Date:    2/7/07                             Date:    2/13/07
     ------------------------------              -------------------------------